Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated January 18, 2006, with respect to the financial statements of Master Inflation Protected Trust for the year ended November 30, 2005, in this Registration Statement on Form N-1A under the Securities Act of 1933 and under the Investment Company Act of 1940 (File No. 811-21518) of Master Inflation Protected Trust.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 13, 2006